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EXHIBIT 77Q1(e)

                        INVESTMENT MANAGEMENT AGREEMENT

                  AGREEMENT made this 26th day of February, 1998, by and between WATERHOUSE INVESTORS FAMILY OF FUNDS, INC., a Maryland corporation, whose address is 100 Wall Street, New York, New York 10005 (the "Fund") and WATERHOUSE ASSET MANAGEMENT, INC., a Delaware corporation, whose address is 100 Wall Street, New York, New York 10005 (the "Investment Manager").

                             W I T N E S S E T H:

                  WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with distinct series of shares each having its own investment objectives, policies and restrictions, including Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund (the "Portfolio"), as more fully described in the Fund's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's capital stock, and all amendments thereto;

                  WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

                  WHEREAS, the Fund and the Investment Manager desire to enter into an agreement to provide for comprehensive management and investment advisory services to the Portfolio upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the parties hereto as follows:

                  1. Duties of Investment Manager. (a) The Fund hereby employs the Investment Manager to act as the investment adviser for the Portfolio and to manage the investment and reinvestment of the assets of the Portfolio in accordance with the investment objectives, policies and restrictions of the Portfolio as the same are set forth in the Registration Statement, and in accordance with the requirements of the 1940 Act and all other applicable state and federal laws, rules and regulations, subject to the supervision of the Board of Directors of the Fund for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable restrictions of the Articles of Incorporation and By-laws of the Fund as may from time to time be in force. Without limiting the generality of the foregoing, the Investment Manager shall:

                  (i) formulate and implement a continuing program for the purchases and sales of securities for the Portfolio and regularly report thereon to the Fund's Board of Directors; and

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                  (ii) make decisions with respect to and take, on behalf of the Portfolio, all actions which appear necessary to carry into effect such purchase and sale program and supervisory functions aforesaid, including the placing of orders for the purchase and sale of securities for the Portfolio.

                  (b) Subject to the supervision and direction of the Board of Directors of the Fund, the Investment Manager also shall perform or arrange for the performance of the following administrative and clerical services with respect to the Portfolio: (i) maintain and preserve the books and records, including financial and corporate records, of the Fund as required by law or otherwise for the proper operation of the Fund; (ii) prepare and, subject to approval by the Fund, file registration statements, notices, reports and other documents required by U.S. Federal, state and other applicable laws and regulations (other than state "blue sky" laws), including proxy materials and periodic reports to Fund shareholders, oversee the preparation and filing of registration statements, notices, reports and other documents required by state "blue sky" laws, and oversee the monitoring of sales of shares of the Fund for compliance with state securities laws; (iii) calculate and publish, or arrange for the calculation and publication of, the net asset value of the Portfolio's shares; (iv) calculate, or arrange for the calculation of, dividends and distributions and performance data, and prepare other financial information regarding the Portfolio; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Fund by others, including the custodian, registrar, transfer agent and dividend disbursing agent, shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; (vi) furnish secretarial services to the Fund, including, without limitation, preparation of materials necessary in connection with meetings of the Fund's Board of Directors, including minutes, notices of meetings, agendas and other Board materials; (vii) provide the Fund with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide the Fund with administrative office and data processing facilities; (ix) arrange for payment of the Fund's expenses; (x) provide routine accounting services to the Fund, and consult with the Fund's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Fund; (xi) prepare such financial information and reports as may be required by any banks from which the Fund borrows funds;
(xii) develop and implement procedures to monitor the Fund's compliance with regulatory requirements and with the Portfolio's investment policies and restrictions as set forth in the Portfolio's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; and (xiii) provide such assistance to the custodian, other Fund service providers and the Fund's counsel and auditors as generally may be required to carry on properly the business and operations of the Fund. Notwithstanding anything to the contrary herein contained, the Fund, and not the Investment Manager, shall be responsible for and bear the cost of any third party pricing services or any third party blue sky services.

                  (c) The Investment Manager accepts such employment and agrees during such

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period to render such services and to assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall give the Portfolio the benefit of its best judgment, efforts and facilities in rendering its services as an investment manager. The Investment Manager shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Investment Manager, by separate agreements with the Fund, may also serve the Fund in other capacities. It is further agreed that the Investment Manager and its officers and directors are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies, so long as its or their services hereunder are not impaired thereby. It is further agreed that personnel of the Investment Manager may invest in securities for their own account pursuant to a code of ethics that sets forth all employees' fiduciary responsibilities regarding the Fund, establishes procedures for personal investing and restricts certain transactions.

                  (d) The Investment Manager shall keep any books and records relevant to the provision of its investment advisory services to the Portfolio and shall specifically maintain all books and records with respect to the Portfolio's securities and portfolio transactions and shall render to the Fund's Board of Directors such periodic and special reports as the Board may reasonably request. The Investment Manager agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Investment Manager may retain a copy of such records. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records kept by the Investment Manager in connection with investment advisory services provided pursuant hereto.

                  (e) The Fund has delivered to the Investment Manager copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                  (i)      The Registration Statement; and

                  (ii) The Prospectus of the Portfolio (such Prospectus and the related Statement of Additional Information of the Portfolio, as currently in effect and as amended or supplemented from time to time, being herein collectively called the "Prospectus").

                  (f) The Fund shall at all times keep the Investment Manager fully informed with regard to the securities owned by the Portfolio, its funds available or to become available for investment, and generally as to the condition of its affairs. The Fund shall furnish the Investment Manager with a copy of all financial statements and each report prepared by certified public accountants with respect to it, and with such other information with regard to its affairs as the Investment Manager may from time to time reasonably request.

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                  (g) The Investment Manager may enter into agreements with
one or more other persons, including affiliates of the Investment Manager, to perform any or all the Investment Manager's duties hereunder, provided that
(i) any such agreement shall have been approved by the Board of Directors of the Fund; (ii) the Investment Manager shall be as fully responsible to the Fund for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder; and (iii) the cost of performance of such duties by others are to be borne and paid by the Investment Manager.

                  (h) Any investment program undertaken by the Investment Manager pursuant to this Agreement, as well as any other activities undertaken by the Investment Manager on behalf of the Portfolio pursuant thereto, shall at all times be subject to any directives of the Board of Directors.

                  2. Expenses. The Investment Manager shall pay all of its expenses arising from the performance of its obligations under Section 1 of this Agreement, including the payment of any persons engaged pursuant to Section l(g), and shall pay any salaries, fees and expenses of Fund directors or officers who are employees, officers or directors of the Investment Manager.

                  The Investment Manager shall not be required to pay any other expenses of the Fund or the Portfolio, including (a) the fees and expenses of directors who are not "interested persons" of the Fund, as defined by the 1940 Act, and travel and related expenses of the directors for attendance at meetings; (b) the fees and expenses of the custodian and transfer agent of the Fund or any pricing service, including but not limited to fees and expenses relating to Fund accounting, pricing of portfolio shares, and computation of net asset value; (c) the fees and expenses of calculating yield and/or performance of the Portfolio; (d) the charges and expenses of legal counsel and independent accountants; (e) taxes and corporate fees payable to governmental agencies; (f) the costs of share certificates and of membership dues of any trade association of which the Fund is a member; (g) reimbursement of the organization expenses of the Portfolio; (h) the fees and expenses involved in registering and maintaining registration of the Fund and the Portfolio's shares with the Commission, blue sky service providers, registering the Fund as a broker or dealer and qualifying the shares of the Portfolio (or applying for applicable exemptions, as the case may be) under state securities laws, including the preparation and printing of the registration statements and prospectuses for such purposes; (i) allocable communications expenses with respect to investor services, expenses of shareholders' and Board of Directors' meetings and preparing, printing and mailing proxies, prospectuses and reports to shareholders; (j) costs of acquiring and disposing of portfolio securities, including but not limited to brokers' commissions, dealers' mark-ups and any issue or transfer taxes chargeable in connection with the Portfolio's transactions; (k) the cost of stock certificates representing shares of the Portfolio, if any; (l) insurance expenses, including, but not limited to, the cost of a fidelity bond, directors and officers insurance and errors and omissions insurance; and (m) litigation and indemnification expenses, expenses incurred in connection with mergers, and other extraordinary expenses not incurred in the ordinary course of the Portfolio's business.

                  3. Compensation. (a) For the services described in Section 1 hereof, the Fund,

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on behalf of the Portfolio, will pay to the Investment Manager promptly after the end of each calendar month, an investment management fee computed at the annual rate applicable to the Portfolio set forth on Schedule A hereto. The fee as computed in accordance with Schedule A shall be based upon the net assets of the Portfolio as to which this Agreement is then effective. The value of the net assets for the Portfolio shall be calculated in accordance with the provisions of the Portfolio's Prospectus. For purposes of this Agreement, on each day when net asset value is not calculated, the net assets of the Portfolio shall be deemed to be the net assets of the Portfolio as of the close of business on the last day on which net asset value was determined. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly in arrears (i.e., the applicable annual fee rate divided by 365 as applied to each prior day's net assets in order to calculate the daily accrual). If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

                  (b) In the event the operating expenses of the Portfolio including all management fees, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitation applicable to the Portfolio imposed by the securities laws or regulations thereunder of any state or jurisdiction in which the Portfolio's shares are qualified for sale, as such limitations may be raised or lowered from time to time, the Investment Manager shall reduce its management fee to the extent of such excess and, if required, pursuant to any such laws or regulations, will reimburse the Portfolio for any annual operating expenses (after reductions of all management fees) in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commission and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund and attributable to the Portfolio. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expense limitation applicable to the Portfolio as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Manager's fee shall be applicable.

                  4. Brokerage. In managing the assets of the Portfolio, the Investment Manager shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Investment Manager shall deem appropriate in conformity with applicable law and with the terms of the Registration Statement, and as the Fund's Board of Directors may direct from time to time. Without limiting the generality of the foregoing, the Investment Manager will implement the Fund's policy of seeking the best execution of orders, which includes best net prices, in effecting purchases and sales of portfolio securities for the account of the Portfolio (consistent with this obligation, when the execution and price offered by two or more persons, brokers or dealers are comparable, the Investment Manager, in its discretion, purchase and sell portfolio securities to and from persons, brokers and dealers who provide the Investment Manager with research advice and other services).

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                  On occasions when the Investment Manager deems the purchase or sale of securities to be in the best interest of the Portfolio and one or more of the other investment portfolios of the Fund, as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in accordance with its policy for aggregation of orders, as in effect from time to time.

                  5. Interested Persons. No director, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such director, officer or employee while he or she is at the same time a director, officer or employee of the Investment Manager or any affiliated person (as defined in the 1940 Act) thereof. The Investment Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected, subject to their individual consent and to any limitations imposed by law. All services to be furnished by the Investment Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Investment Manager.

                  6. Limitation of Liability. Subject to Section 36 of the 1940 Act, the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  7. Non-Exclusive Use of the Name "Waterhouse". The Fund acknowledges that it adopted its name and the name of the Portfolio through the permission of the Investment Manager, and that the Fund is subject to the provisions of that certain Sublicense Agreement between the Investment Manager and the Fund dated December 12, 1995. The Investment Manager hereby consents to the non-exclusive use by the Fund of the marks "Waterhouse", "Waterhouse Investors Family of Funds" and the Waterhouse logo only so long as the Investment Manager (or its affiliate or successor) serves as the investment manager to one or more portfolios of the Fund. The Fund covenants and agrees to protect, exonerate, defend, indemnify and hold harmless the Investment Manager, its officers, agents and employees from and against any and all costs, losses, claims, damages or liabilities, joint or several, including all legal expenses which may arise or have arisen out of the Fund's use or misuse of the name "Waterhouse", "Waterhouse Investors Family of Funds" or the Waterhouse logo or out of any breach of or failure to comply with this paragraph.

                  Neither the Fund nor the Portfolio shall distribute or circulate any prospectus, proxy statement, sales literature, promotional material or other printed matter required to be filed with the Securities and Exchange Commission under Section 24(b) of the 1940 Act which contains any

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reference to the Investment Manager or using the name "Waterhouse",
"Waterhouse Investors Family of Funds" or the Waterhouse logo without the approval of the Investment Manager and shall submit all such materials requiring approval of the Investment Manager in draft form, allowing sufficient time for review by the Investment Manager and its counsel prior to any deadline for printing. If the Investment Manager or any successor to its business shall cease to furnish services to the Fund under this Agreement or similar contractual arrangement, the Fund:

                  (a) as promptly as practicable, will take all necessary action to cause its Articles of Incorporation to be amended to accomplish a change of name; and

                  (b) within 90 days after the termination of this Agreement or such similar contractual arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name "Waterhouse", "Waterhouse Investors Family of Funds" and the Waterhouse logo or any name, mark or logotype derived from or similar to such marks or indicating that the Fund or the Portfolio is managed by or otherwise associated with the Investment Manager.

                  8. Term of Agreement. This Agreement shall become effective upon its execution by an authorized officer of the respective parties hereto. This Agreement shall continue in effect for an intitial two-year term, and thereafter from year to year so long as such continuation is specifically approved at least annually in conformity with the requirements of the 1940 Act with regard to investment advisory contracts; provided, however, that this Agreement may be terminated at any time without the payment of any penalty by the Fund, by the Board or by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Investment Manager on not less than 60 days' written notice to the other party. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

                  Termination of this Agreement shall not affect the right of the Investment Manager to receive payments on any unpaid balance of the compensation described in Section 3 hereof earned prior to such termination.

                  9. Amendments; Partial Invalidity. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

                  10. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after postmark if such notice is mailed first class postage prepaid. Notice shall be addressed:
(a) if to the Fund, to: President, Waterhouse Investors Investors Family of Funds, Inc., 100 Wall Street, New York, New York 10005; or (b) if to the Investment Manager, to: President, Waterhouse Asset Management, Inc., 100 Wall Street, New York, New York 10005, or at such other address as either party may designate by written notice to the other. Notice shall also be deemed sufficient if given by telex, telecopier, telegram or similar means of same day delivery

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(with a confirming copy by mail as provided herein).

                  11. Entire Agreement; Governing Law. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

                  IN WITNESS WHEREOF, the Fund and the Investment Manager have caused this Agreement to be executed as of the day and year first above written.

                                           WATERHOUSE INVESTORS FAMILY
                                           OF FUNDS, INC.

                                           By:      /s/Richard W. Ingram

WITNESS:

/s/Karen Jacoppo-Wood

                                           WATERHOUSE ASSET MANAGEMENT, INC.

                                           By:      /s/David Hartman

WITNESS:

/s/Michele R. Teichner

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                                  SCHEDULE A

                                     Fees

For the services provided by the Investment Manager under the foregoing agreement to the Portfolio, the Investment Manager will receive the following fee:

An annual fee, payable monthly, of .20 of 1% of average daily net assets of the Portfolio.

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